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                                                                   Exhibit 16(a)

                                                                  [LOGO]
                                                                        ANDERSEN

Office of the Chief Accountant               Arthur Andersen LLP
Securities and Exchange Commission           633 West Fifth Street
450 Fifth Street, N.W.                       Los Angeles CA 90071-2008
Washington, D.C. 20549                       Tel 213 614 6500
                                             Fax 213 614 6670

                                             www.andersen.com

January 28, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated January 28, 2002 of Keystone Automotive Industries, Inc. filed with the Securities and Exchange Commission and have no disagreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

cc: Mr. John Palumbo, Vice President and Chief Financial Officer, Keystone
    Automotive Industries, Inc.